EXHIBIT 99.1



                                                                      [LOGO UPC]




Please find below UPC's reaction to the press release issued by UGC yesterday ("UGC and Bondholder Committee Reach Agreement in Principle on Recapitalisation of United Pan-Europe Communications").





STATEMENT

Amsterdam, July 25, 2002 -- "This announcement by UGC is an important and welcome next step in the recapitalisation of UPC's balance sheet. Although UPC is not a party to the arrangement, it is looking forward to participating in the negotiations for a definitive agreement. This will be subject to approval in accordance with usual corporate governance rules, including board approvals. It is expected that this recapitalisation will lead to a substantial dilution of the existing UPC ordinary A shareholders."











For further information, please contact:

Claire Appleby                      Bert Holtkamp
Director of Investor Relations      Director of Corporate Communications
+ 44 (0) 207 647 8233               + 31 (0) 20 778 9447 or + 31 (0) 655 38 0594
Email: ir@upccorp.com               Email: corpcomms@upccorp.com

Lazard                              Citigate First Financial
Richard Stables                     Carina Hamaker
+ 44 (0) 20 7588 2721               + 31 (0) 20 575 40 10

Jim Millstein                       Citigate Dewe Rogerson
+ 1 212 632 6000                    Toby Moore
                                    + 44 (0) 20 7638 9571
JP Morgan Chase
Doug McRae
+ 1 415 371 4352

Andrea Salvato
+ 44 (0) 20 7325 6460


Also, please visit www.upccorp.com for further information about UPC.